QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Press Release

HearMe Announces Sale of Assets to Paltalk.com

MOUNTAIN VIEW, Calif.—Dec. 21, 2001—HearMe (OTCBB:HEARZ.OB) announced today that it has sold substantially all of its remaining intellectual property assets to PalTalk Holdings, Inc., a subsidiary of A.V.M. Software, Inc., which owns Paltalk.com, a provider of Internet-based voice/video communications. The assets sold to Paltalk consist of certain software, technology, patent rights, trademarks, domain names and equipment and include substantially all of HearMe's remaining technology and intellectual property assets.

About HearMe

HearMe (OTCBB:HEARZ.OB) developed VoIP application technologies that deliver increased productivity and flexibility in communication via next generation communications networks. Communications services supported or enhanced by HearMe technology include VoIP-based conferencing, VoIP Calling, and VoIP-enabled customer relationship management (CRM). Founded in 1995, HearMe is located in Mountain View, Calif. HearMe's Board of Directors and stockholders have approved a Plan of Liquidation and Dissolution, pursuant to which HearMe has ceased the conduct of its business and is in the process of liquidating its assets and settling its obligations. HearMe intends to distribute any remaining assets to its stockholders of record as of November 26, 2001, the date on which HearMe filed its Certificate of Dissolution with the Secretary of State of the State of Delaware and closed its stock transfer books.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements. No assurance can be given that HearMe will be successful in pursuing a sale of any of its remaining assets, or that the wind-down of HearMe's operations will actually increase stockholder value or result in any remaining capital for distribution to stockholders. HearMe may not be able to find qualified buyers for its remaining assets. HearMe may not be able to negotiate a settlement of any remaining obligations to creditors. In addition, there can be no assurance regarding HearMe's current expectations about the trading of its Common Stock or its eligibility for continued trading on the OTC Bulletin Board. Other potential risks and uncertainties include, without limitation, our ability to retain key employees through the liquidation and dissolution process; the failure of estimates of net proceeds from the sale or license of assets to be realized by HearMe's stockholders, and the lack of reliability of such estimates; uncertainty relating to the amount or timing of any distributions to stockholders; HearMe's ability to settle all of its obligations to creditors; amendment, delay in implementation or termination of any plan to wind down HearMe; the liability of HearMe's stockholders for HearMe's liabilities in the event contingency reserves are insufficient to satisfy remaining liabilities; the winding-down of HearMe may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our common stock; litigation that may arise as a result of HearMe's plan to wind down its operations; and changing legislation and government regulation. These and other risk factors are described in detail in HearMe's Annual Report on Form 10-K/A for the period ended December 31, 2000, Form 10-Q for the period ended September 30, 2001, and in HearMe's other filings with the Securities and Exchange Commission. HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contact:

  HearMe
  Joyce Keshmiry, 650/429-3602
   investor_relations@hearme.com

QuickLinks

  Exhibit 99.1